LAW OFFICES
                                 RUDNICK & WOLFE
                A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS
                             101 EAST KENNEDY BLVD.
                                   SUITE 2000
                            TAMPA, FLORIDA 33602-5133

                            TELEPHONE (813) 229-2111
                            FACSIMILE (813) 229-1447


                                 March 25, 1999



First Investors Management Company, Inc.
95 Wall Street
New York, New York 10005-4297

      RE:   FIRST INVESTORS MULTI-STATE INSURED TAX FREE FUND

Dear Gentlemen:

      We hereby consent to the use of our name and the reference to our firm in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of First Investors Multi-State Insured Tax Free Fund and the related Prospectus and Statement of Additional Information.

                                          Very Truly Yours,

                                          RUDNICK & WOLFE

                                          /s/ David A. Beyer

                                          David A. Beyer